For period ending October 31, 2007

File number 811-8767

Exhibit 77Q1:

	As noted in earlier responses in this filing, during the reporting period the Registrant created seven new series. Copies of constituent instruments defining the right of the holders of such series may be found as follows:


(1)	The Registrants Trust Instrument is hereby incorporated by
reference in response to this sub-item to the Registrants Pre-Effective Amendment No. 1 to its Registration Statement on Form N-1A, filed with the SEC on July 29, 1998 (Accession Number:0000928385-98-001510; SEC File No. 333-52965).

(2)	Amendment to the Trust Instrument establishing the new series effective August 28, 2007 is hereby incorporated by reference in response to this sub-item to the Registrants Post-Effective Amendment No. 22 to its Registration Statement on Form N-1A, filed with the SEC on August 28, 2007 (Accession Number: 0001209286-07-000247; SEC File No. 333-52965).

(3)	Amendment to Trust Instrument effective July 28, 1999 is hereby incorporated by reference in response to this sub-item to the Registrants Post-Effective Amendment No. 3 to its Registration Statement on Form N-1A, filed with the SEC on September 1, 1999 (Accession No. 0000950117-99-001874; SEC File No. 333-52965).


(4)	Amendment to Trust Instrument effective May 9, 2001 is hereby incorporated by reference in response to this sub-item to the Registrants Post-Effective Amendment No. 10 to its Registration Statement on Form N-1A, filed with the SEC on August 29, 2001 (Accession No. 0000928385-01-501664; SEC File No. 333-52965).

(5)	Amendment to Trust Instrument effective April 8, 2002 is hereby incorporated by reference in response to this sub-item to the Registrants Post-Effective Amendment No. 11 to its Registration Statement on Form N-1A, filed with the SEC on April 30, 2002 (Accession No. 0000950117-02-000994; SEC File No. 333-52965).

(6)	Amendment to Trust Instrument effective March 15, 2004 is hereby incorporated by reference in response to this sub-item to the Registrants Post-Effective Amendment No. 16 to its Registration Statement on Form N-1A, filed with the SEC on April 28, 2004 (Accession No. 0000950117-04-001576; SEC File No. 333-52965).

(7)	Certificate of Amendment to By-Laws dated December 19, 2001 is hereby incorporated by reference in response to this sub-item to the Registrants Post-Effective Amendment No. 11 to its Registration Statement on Form N-1A, filed with the SEC on April 30, 2002 (Accession No. 0000950117-02-000994;
SEC File No. 333-52965).

(8)	The Registrants By-Laws is hereby incorporated by reference in response to this sub-item to the Registrants Pre-Effective Amendment No. 1, to its Registration Statement on Form N-1A filed with the SEC on July 29, 1998 (Accession No. 0000928385-98-001510; SEC File No. 333-52965)

(9)	Certificate of Amendment to By-Laws dated February 15, 2002 is hereby incorporated by reference in response to this sub-item to the Registrants Post-Effective Amendment No. 11 to its Registration Statement on Form N-1A, filed with the SEC on April 30, 2002 (Accession No. 0000950117-02-000994;
SEC File No. 333-52965).

(10)	Certificate of Amendment to By-Laws effective November 15, 2006 is hereby incorporated by reference in response to this sub-item to the Registrants Post-Effective Amendment No. 21 to its Registration Statement on Form N-1A, filed with the SEC on June 14, 2007 (Accession No.
0001209286-07-000171; SEC File No. 333-52965).

UBS MONEY SERIES